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                                                                   EXHIBIT 10.81


                              ASSIGNMENT AGREEMENT



     THIS ASSIGNMENT AGREEMENT is made on the 8th day of July, 1997, by DMX Inc., a Delaware corporation (hereinafter referred to as "ASSIGNOR"), and Jerold H. Rubinstein, an individual (hereinafter referred to as "ASSIGNEE").

     WHEREAS, Assignor has certain rights under (i) the Loan Agreement between TCI-Euromusic, Inc., a Colorado corporation ("TCI-EUROMUSIC"), and International Cablecasting Technologies Europe N.V., a Netherlands corporation ("ICT-NV"), dated May 19, 1993 (the "LOAN AGREEMENT") , (ii) the Debenture made by way of deed between International Cablecasting Technologies - Europe (U.K.) Limited, a United Kingdom company ("ICT-UK"), and TCI-Euromusic, dated May 19, 1993 (the "DEBENTURE"), and (iii) the Guaranty Agreement made by ICT-UK in favor of TCI-Euromusic, dated May 19, 1993 (the "GUARANTY AGREEMENT");

     WHEREAS, DMX-Europe N.V., a Netherlands corporation (formerly ICT-NV) ("DMX-NV"), is in default of the Loan Agreement, and DMX-Europe (UK) Limited, a United Kingdom company (formerly ICT-UK) ("DMX-UK"), agreed to secure the repayment of loans under the Loan Agreement by guaranteeing the full performance and satisfaction thereof and by granting a security interest in substantially all of its assets to TCI-Euromusic under the Guaranty Agreement.

     WHEREAS, both DMX-NV and DMX-UK (collectively, the "COMPANIES") are insolvent and about to be liquidated;

     WHEREAS, Assignee has agreed to exercise his votes acquired hereunder as a creditor in favor of the Companies being placed in creditors' voluntary liquidation and desires to acquire the Assignor's rights under the Loan Agreement, the Debenture, and the Guaranty Agreement in order to facilitate the liquidation of the Companies;

     WHEREAS, in Section 5.1.1 of the Subscription and Shareholders Agreement between Assignor and Xtra Music Limited, a United Kingdom company ("XTRA"), dated December 18, 1996 (the "SUBSCRIPTION AGREEMENT"), Assignor covenants that it holds certain debt obligations of the Companies and that Assignor will use its best efforts to obtain from the Companies the assets of the Companies (in partial or complete satisfaction of the indebtedness of the Companies to Assignor), and if any tangible assets are obtained by Assignor, Assignor will promptly transfer such tangible assets to XTRA without receipt of any additional consideration;
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     NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

   1. Assignment. Assignor hereby irrevocably sells, assigns and transfers to Assignee all of its rights under the Loan Agreement, the Debenture, and the Guaranty Agreement (the "Rights").

   2. Liquidation of DMX-UK and DMX-NV. Assignee acknowledges and agrees that the Rights are being assigned to him to facilitate the liquidation of the Companies and agrees that he will, so far as he is able, take all steps necessary to place the Companies in creditors' voluntary liquidation and complete the liquidation as promptly as possible.

   3. Without Recourse. Assignee acknowledges and agrees that Assignor's assignment of the Rights to Assignee shall be without recourse to Assignor and without any representations or warranties of any kind. Assignee further acknowledges and agrees that Assignee is not relying, and will not rely, on Assignor in any manner whatsoever or to any extent with respect to the assignment of the Rights. Assignee specifically acknowledges and agrees that the Companies are insolvent and in default of the Loan Agreement and the Guaranty Agreement and that the Assignor has not made any representation about the accuracy of any financial information concerning the Companies or their assets, the potential or prospects of the business of the Companies or any claims that might be asserted against Assignee by the Companies or any creditor of the Companies.

   4. Assignee's Assumption of Assignor's Obligation. Assignee acknowledges that Section 5.1.1 of the Subscription Agreement creates certain obligations on the part of Assignor to use its best efforts to obtain from the Companies the assets of the Companies subject to payment to preferential creditors (in partial or complete satisfaction of the indebtedness of the Companies to Assignor) and to transfer such tangible assets to XTRA without receipt of any additional consideration, and Assignee agrees to assume Assignor's obligations under Section 5.1.1 of the Subscription Agreement.




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        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment below on the date given above.



                                           DMX INC.,
                                           a Delaware corporation


                                           By  /s/ LON A. TROXEL
                                              ---------------------------
                                              Its  COO
                                                 ------------------------



                                           JEROLD H. RUBINSTEIN,
                                           an individual


                                           /s/ JEROLD H. RUBINSTEIN
                                           ------------------------------




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